Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 14th day of June, 2018 (the “Effective Date”) by and between RAIT ASSET HOLDINGS IV, LLC, a Delaware limited liability company, as seller (the “Seller”), and MELODY RE II, LLC, a Delaware limited liability company, as purchaser (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller is the holder of (i) sixty percent (60%) of the Units (the “FL5 Interests”) of RAIT – Melody 2016 Holdings, LLC (“Holdings 2016”), which controls RAIT – Melody 2016 Holdings Trust, a Maryland real estate investment trust (“Holdings 2016 Trust”) that owns various classes of non-investment grade bonds and equity of RAIT 2015-FL5 Trust (“FL5” and the related such securities, the “JV FL5 Securities”), and (ii) sixty percent (60%) of the Units (the “FL6 Interests”) of RAIT – Melody 2017 Holdings, LLC (“Holdings 2017”), which controls RAIT – Melody 2017 Holdings Trust, a Maryland real estate investment trust (“Holdings 2017 Trust”) that owns various classes of non-investment grade bonds of RAIT 2016-FL6 Trust (“FL6” and the related such securities, the “JV FL6 Securities”); and

WHEREAS, Seller desires to cause the sale, assignment and transfer of its right, title and interest in and to all of the FL5 Interests and the FL6 Interests (collectively, the “Interests”) to Purchaser at Closing, in accordance with the terms and provisions of this Agreement, and Purchaser desires to purchase the Interests from Seller upon the terms and conditions more particularly set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. PURCHASE AND SALE.

On the Closing Date, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and assume from Seller, subject to the terms and conditions of this Agreement all of the Interests.

2. PURCHASE PRICE; DEPOSIT.

(a) Purchase Price. The purchase price to be paid by Purchaser to Seller for the Interests is as follows: (i) with respect to the FL5 Interests, $32,469,036 (the “Holdings 2016 Purchase Price”) and (ii) with respect to the FL6 Interests, $22,163,166 (the “Holdings 2017 Purchase Price” and collectively, with the Holdings 2016 Purchase Price, the “Purchase Price”).

(i) On the Effective Date, Purchaser shall deliver $500,000 (the “Upfront Deposit”) to Land Services USA, Inc., 1835 Market Street; Suite 420, Philadelphia, Pennsylvania 19103, Attention: Michael G. Moyer, Esq., as escrow agent (the “Escrow Agent”), by wire transfer of immediately available funds to the Escrow Account (defined below). The Upfront Deposit plus any interest accrued thereunder shall together constitute the “Deposit”. In the event that the Deposit is not received by 5:00 p.m. New York time on the Business Day following the Effective Date, then Purchaser shall be deemed to have defaulted under this Agreement, and Seller may, in its sole discretion, unless and until the Deposit is made, terminate this Agreement. Notwithstanding the foregoing, the provisions of this Section 2(a)(i) shall not limit Seller’s rights or remedies under Section 13.

(ii) At Closing, (A) the Deposit shall be paid to Seller by Escrow Agent, and (B) Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the Deposit), to Seller, which Purchase Price may, at Purchaser’s option, be paid in part with the proceeds of the Seller Financing (as defined below).

(b) Deposit. The Deposit shall be held by Escrow Agent and disbursed in accordance with the terms and conditions of Section 4 hereof. Purchaser hereby acknowledges and agrees that the Deposit held by Escrow Agent does not and shall not constitute property of the estate of Purchaser within the meaning of Section 541 of Title 11 of the United States Code, or substantially similar provisions of state law (the “Bankruptcy Code”), and Purchaser’s interest in such Deposit is limited to the right to have the Deposit returned if and when the conditions for the return of the Deposit to Purchaser are satisfied as set forth herein. Purchaser hereby acknowledges and agrees that (i) the proper giving of notice by Seller to release the Deposit as provided hereunder and/or (ii) the proper release of the Deposit to Seller shall not be a violation of any provision of the Bankruptcy Code, including, without limitation, Section 362 of the Bankruptcy Code, or require the approval of any court with jurisdiction over any case in which Purchaser or any affiliate of Purchaser is a debtor. Purchaser hereby waives any provision of the Bankruptcy Code necessary to invoke the foregoing, including, without limitation, Sections 105 and 362, and waives any right to defend against any motion for relief from the automatic stay that may be filed by Seller.

(c) No Due Diligence Period. Notwithstanding the period of time between the Effective Date and the Closing Date, the parties acknowledge that this Agreement does not contemplate, and Purchaser’s obligations hereunder are not conditioned upon, a “due diligence period”, “investigation period”, or similar period.

(d) Payments. Seller is entitled to its allocable share of any distributions on the JV FL5 Securities and the JV FL6 Securities that are paid after the Closing Date but relate to a period prior to the Closing Date. If and to the extent any such payments are received by Purchaser, Purchaser will remit such payments to Seller promptly on receipt.

3. “AS IS” SALE; RELEASE.

(a) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE EXECUTED BY SELLER (OR ITS AFFILIATES) AND DELIVERED TO PURCHASER AT CLOSING (EXCLUSIVE OF THE SERVICING AGREEMENT, COLLECTIVELY, THE “CLOSING DOCUMENTS”), PURCHASER HAS NOT RELIED, AND WILL NOT RELY, ON, AND NONE OF SELLER OR ANY SELLER-RELATED PARTY (AS DEFINED HEREIN) HAS MADE OR IS LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE INTERESTS OR

RELATING THERETO MADE OR FURNISHED BY SELLER, OR ANY BROKER, AGENT OR THIRD PARTY REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING. EXCEPT AS PROVIDED IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT AND DOES NOT REPRESENT, WARRANT OR COVENANT AS TO ANY CONDITION OR STATUS OF THE INTERESTS OR THE ASSETS AND PROPERTY RELATED THERETO, OR THE NATURE, ACCURACY, COMPLETENESS OR VALIDITY OF ANY OF THE DOCUMENTS RELATING TO THE INTERESTS (THE “ASSET DOCUMENTS”), ANY ASSETS OR PROPERTY RELATED TO THE INTERESTS OR ANY ITEMS REFERENCED IN SUCH DOCUMENTS, ALL OF WHICH ARE BEING SOLD, TRANSFERRED, ASSIGNED AND CONVEYED TO PURCHASER WITHOUT REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. WITHOUT LIMITING THE FOREGOING, PURCHASER EXPRESSLY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, NO ORAL AND/OR WRITTEN STATEMENTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER OR ANY SELLER-RELATED PARTY OR BY ANYONE ACTING ON ITS OR THEIR BEHALF, REGARDING (A) THE COLLECTABILITY OF THE INTERESTS, (B) THE CREDITWORTHINESS OF ANY PERSON OR ENTITY OBLIGATED WITH RESPECT TO THE INTERESTS, (C) THE VALUE OF THE INTERESTS, ANY OF THE ASSET DOCUMENTS, OR ANY ASSETS OR PROPERTY RELATED TO THE INTERESTS, (D) TITLE TO OR THE CONDITION OF THE ASSETS OR PROPERTY RELATED THERETO, INCLUDING BUT NOT LIMITED TO, ANY ENVIRONMENTAL MATTER OR CONDITION, WHETHER LATENT OR OBSERVABLE, (E) THE ACCURACY OR COMPLETENESS OF THE ASSET DOCUMENTS, OR THEIR CONFORMITY TO ANY ORIGINALS THEREOF, OR THE AUTHENTICITY OF ANY ASSET DOCUMENT AS AN ORIGINAL, (F) THE VALIDITY, PRIORITY, PERFECTION, SUFFICIENCY, ENFORCEABILITY, OR EFFECTIVENESS OF ANY ASSET DOCUMENT OR ANY LIEN CREATED BY ANY ASSET DOCUMENT, (G) THE FINANCIAL CONDITION OR PERFORMANCE OF ANY PERSON OBLIGATED WITH RESPECT TO THE INTERESTS, THE ASSET DOCUMENTS, OR ANY ASSETS OR PROPERTY RELATED THERETO, OR (H) THE COMPLIANCE OR CONFORMITY OF THE INTERESTS WITH ANY UNDERWRITING CRITERIA OR PRACTICES. EXCEPT AS PROVIDED IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, FROM AND AFTER THE CLOSING DATE, PURCHASER ASSUMES ALL RISK OF LOSS IN CONNECTION WITH THE INTERESTS AND/OR (I) THE PAST OR PRESENT EXISTENCE OF, OR RELEASE ON OR NEAR, OR GENERATION ON OR NEAR, OR REMOVAL FROM, ANY ASSETS OR PROPERTY RELATED TO THE INTERESTS OF ANY HAZARDOUS SUBSTANCES. THE PURCHASE PRICE AND THE TERMS AND CONDITIONS SET FORTH HEREIN ARE THE RESULT OF ARM’S-LENGTH BARGAINING BETWEEN PERSONS FAMILIAR WITH TRANSACTIONS OF THIS KIND, AND REFLECT THE FACT THAT PURCHASER SHALL NOT HAVE THE BENEFIT OF, AND IS NOT RELYING UPON, ANY

INFORMATION PROVIDED BY SELLER OR ANY SELLER-RELATED PARTY AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, THE INTERESTS ASSIGNED TO AND ASSUMED BY PURCHASER UNDER THIS AGREEMENT IS SOLD AND TRANSFERRED WITHOUT RECOURSE TO SELLER.

(b) ON OR PRIOR THE CLOSING DATE, PURCHASER WILL HAVE CONDUCTED SUCH INSPECTIONS AND INVESTIGATIONS OF EACH INTERESTS, THE RELATED ASSET DOCUMENTS AND ANY ASSETS OR PROPERTY RELATED TO THE INTERESTS AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF ANY ASSETS OR PROPERTY RELATED TO ANY INTERESTS, AND SHALL RELY UPON SAME. BY ENTERING INTO THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT SELLER HAS AFFORDED PURCHASER A FULL OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS OF THE INTERESTS, THE RELATED ASSET DOCUMENTS AND ANY ASSETS OR PROPERTY RELATED TO THE INTERESTS AS PURCHASER DEEMED NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE INTERESTS AND THE EXISTENCE OR NON-EXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS MATERIALS ON OR DISCHARGED FROM ANY ASSETS OR PROPERTY RELATED TO THE INTERESTS, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ANY SELLER-RELATED PARTY WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS.

(c) PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE INTERESTS “AS IS, WHERE IS, WITH ALL FAULTS”. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE-RELATED ASSETS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE INTERESTS AND SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ANY DOCUMENTS AND INFORMATION PROVIDED BY SELLER OR ANY SELLER-RELATED PARTY (IF ANY). PURCHASER HAS NOT RELIED UPON ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OPINIONS, ANALYSES, OR INFORMATION PROVIDED BY SELLER OR ANY SELLER-RELATED PARTY OR ITS OR THEIR AGENTS, ATTORNEYS, CONSULTANTS, SERVICERS, ADVISORS, OR BROKERS, AND ACKNOWLEDGES THAT NONE OR SELLER OR ANY SELLER-RELATED PARTY NOR ITS OR THEIR AGENTS, ATTORNEYS, CONSULTANTS, SERVICERS, ADVISORS, OR BROKERS HAS BEEN AUTHORIZED TO MAKE OR HAS MADE, AND THAT PURCHASER HAS NOT RELIED UPON, ANY STATEMENTS OR REPRESENTATIONS CONCERNING THE INTERESTS, THE ASSET DOCUMENTS OR ANY ASSETS OR PROPERTY RELATED TO THE INTERESTS OR SUCH OTHER

MATERIALS, IN EACH CASE OTHER THAN THOSE REPRESENTATIONS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS. PURCHASER IS ACQUIRING THE INTERESTS FOR ITS OWN ACCOUNT AND NOT AS A BROKER, FINDER OR SIMILAR AGENT FOR ANY OTHER PERSON OR WITH THE INTENT TO RESELL THE INTERESTS.

(d) Purchaser expressly acknowledges that, except as expressly set forth in this Agreement or in the Closing Documents, neither Seller, nor any person acting on behalf of Seller, nor any person or entity which prepared or provided on behalf of Seller any of the materials reviewed by Purchaser in conducting its due diligence, nor any direct or indirect officer, director, partner, shareholder, employee, agent, representative, accountant, advisor, attorney, principal, affiliate, consultant, contractor, successor or assign of any of the foregoing parties (Seller, and all of the other parties described in the preceding portions of this sentence (other than Purchaser) shall be referred to herein collectively as a “Seller-Related Party”) has made any oral or written representations or warranties, whether expressed or implied, by operation of law or otherwise, with respect to the Holdings 2016, Holdings 2017, the Interests, the laws, regulations and rules applicable thereto or the compliance by Holdings 2016 or Holdings 2017, the income generated by or associated with the Interests or otherwise relating to the Interests, Holdings 2016 and/or Holdings 2017. Purchaser further acknowledges that except as specifically provided in this Agreement or the Closing Documents, all materials which have been provided by any of the Seller-Related Parties have been provided without any warranty or representation, expressed or implied as to their content, suitability for any purpose, accuracy, truthfulness or completeness, and Purchaser shall not have any recourse against Seller or any of the other Seller-Related Parties in the event of any errors therein or omissions therefrom. Purchaser is acquiring the Interests “AS IS, WHERE IS, WITH ALL FAULTS” based solely on its own independent investigation and inspection of the Interests, the JV FL5 Securities, the JV FL6 Securities, the documents relating to the issuance thereof and the parties to the documentation and not in reliance on any information provided by Seller, or any of the other Seller-Related Parties, except as expressly set forth in this Agreement or in the Closing Documents.

(e) The terms and conditions of this Section 3 shall expressly survive the Closing and shall not merge with the provisions of any closing documents. Purchaser acknowledges and agrees that the disclaimers, waivers, releases, indemnities, and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Interests to Purchaser for the Purchase Price without the disclaimers, waivers, releases, indemnities, and other agreements set forth above.

4. ESCROW AGENT; ESCROW PROVISIONS.

(a) Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account at an institution selected by Escrow Agent and jointly approved by Seller and Purchaser, as set forth on Schedule I attached hereto (the “Escrow Account”) (it being agreed that Escrow Agent shall not be liable for the amount of interest which accrues thereon). Any interest earned on the Deposit shall be deemed to be part of the Deposit and shall be delivered by Escrow Agent to the party entitled to receive the Deposit at Closing or upon termination of this Agreement in accordance with the terms hereof. The party receiving interest on the Deposit shall pay any income taxes payable thereon, unless the Deposit is delivered to Seller at Closing and applied toward the Purchase Price, in which case, such interest shall be reported as income of Purchaser. The tax identification numbers of the parties hereto shall be furnished to Escrow Agent upon request.

(b) Escrow Agent shall acknowledge receipt of the Deposit and agrees to hold the Deposit in the Escrow Account pursuant to the provisions of this Agreement for application in accordance with the provisions hereof, upon the following terms:

(i) Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to this Agreement hereinafter referred to or executed by Escrow Agent and except for joint instructions given to Escrow Agent by Seller and Purchaser relating to the Deposit, Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

(ii) In its capacity as Escrow Agent, Escrow Agent shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow the instructions contained herein, and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and reasonably believed by Escrow Agent to have been signed by the proper person. Escrow Agent may assume that any person purporting to give any notice hereunder has been duly authorized to do so. Escrow Agent is acting as a stakeholder only with respect to the Deposit. Promptly after the receipt by Escrow Agent of (a) notice of any demand by either party claiming that it is entitled to the Deposit or (b) any other claim or the commencement of any action, suit or proceeding by either party, Escrow Agent shall, send a copy of such notice to the other party and inform the other party of such claim; but the failure by Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to Escrow Agent hereunder. If Escrow Agent shall receive written notice from either party within five (5) Business Days after delivery of such notice instructing Escrow Agent to not deliver the Deposit to the other party or to otherwise hold the Deposit, or if for any reason there is any dispute or uncertainty concerning any action to be taken hereunder, Escrow Agent shall take no action and shall continue to hold the Deposit until it has received instructions in writing concurred to by Seller and Purchaser or until directed by a final order of judgment of a court of competent jurisdiction, whereupon Escrow Agent shall take such action in accordance with such instructions or such order.

(iii) It is understood and agreed that the duties of Escrow Agent are purely ministerial in nature. Escrow Agent shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, except for acts of willful misconduct or gross negligence. Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a final judgment or decree of a court of competent jurisdiction in the State of New York, or a Federal court in such jurisdiction or a writing delivered to Escrow Agent signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior written consent thereto.

(iv) Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, in reliance upon such assumption.

(v) Except in connection with Escrow Agent’s fraud, willful misconduct or gross negligence, Escrow Agent shall be indemnified and held harmless jointly and severally by the other parties hereto from and against any and all expenses or loss suffered by Escrow Agent (as escrow agent), including reasonable attorneys’ fees, in connection with any action, suit or other proceeding involving any claim, which arises out of or relates to this Agreement, the services of Escrow Agent hereunder or the monies held by it hereunder.

(vi) From time to time on and after the date hereof, Seller and Purchaser shall deliver or cause to be delivered to Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as Escrow Agent shall reasonably request (it being understood that Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(vii) Escrow Agent may resign at any time as Escrow Agent hereunder upon giving five (5) days’ prior written notice to that effect to both Seller and Purchaser. In such event, the successor Escrow Agent shall be a nationally recognized title insurance company or other person acceptable to both Seller and Purchaser. Such party that will no longer be serving as Escrow Agent shall deliver, against receipt, to such successor Escrow Agent, the Deposit held by such party, to be held by such successor Escrow Agent pursuant to the terms and provisions of this Agreement. If no such successor has been designated on or before such party ceases to be Escrow Agent hereunder, whether by resignation or otherwise, its obligations as Escrow Agent shall continue until such successor is appointed, provided, however, its sole obligation thereafter shall be to safely keep all monies then held by it and to deliver the same to the person, firm or corporation designated as its successor or until directed by a final order or judgment of a court of competent jurisdiction, whereupon Escrow Agent shall make disposition thereof in accordance with such order; provided further, however, that such Escrow

Agent, in such event, shall deliver the Deposit against receipt, to any bank or trust company or title insurance company operating in New York City selected by such party. If no successor Escrow Agent is designated and qualified within five (5) days after its resignation is effective, such party that will no longer be serving as Escrow Agent may apply to any court of competent jurisdiction for the appointment of a successor Escrow Agent.

5. COVENANTS.

(a) From the date of this Agreement until the Closing Date, Seller and Purchaser shall, and shall cause each of Holdings 2016 and Holdings 2017, as applicable, to, operate in a manner consistent with their respective limited liability company agreements of Holdings 2016 and Holdings 2017 (each, a “JV Agreement”)

(b) Seller and Purchaser acknowledge and agree that, at Purchaser’s request, the bonds of FL5 (the “FL5 Securities”) may be optionally redeemed in July 2018 (the “FL5 Securities Redemption”) in accordance with the terms of the applicable governing documents. Seller agrees that it will, and it will cause its affiliates to, cooperate with Purchaser after the Effective Date, at Purchaser’s sole cost and expense and with no liability to Seller or any of its affiliates, to provide, or cause to be provided, such documents or other instruments related to the FL5 Securities Redemption, and any and all other information and appropriate verification of information which may be reasonably available to or within the control of Seller, whether through letters of its auditors and counsel or otherwise, as Purchaser may reasonably request or as may be required in connection therewith. The provisions of this Section 5(b) shall survive the termination of this Agreement or the Closing.

(c) At Closing, Seller (acting through its affiliate RAIT Partnership, L.P., a Delaware limited partnership (“RAIT Partnership”)), and Purchaser shall enter into a servicing agreement (the “Servicing Agreement”), in the form attached to this Agreement as Exhibit 3, with such modifications as are agreed upon by the parties prior to the Closing Date, that appoints RAIT Partnership as the master servicer and the special servicer with respect to the commercial mortgage loans relating to the FL5 Securities, to be effective immediately following the FL5 Securities Redemption.

(d) At Closing, Seller (acting through its affiliate RAIT Partnership), and Purchaser shall enter into a professional services agreement (the “Professional Services Agreement”), in the form attached to this Agreement as Exhibit 4, with such modifications as are agreed upon by the parties prior to the Closing Date, pursuant to which RAIT Partnership will perform certain accounting and tax services for the Companies (as defined in the Professional Services Agreement).

(e) At Purchaser’s option, upon written notice to Seller at least ten (10) days prior to the Closing Date, Seller shall provide financing to Purchaser on the terms, and subject to the conditions, contained in the loan documents for a term loan to Melody Capital Partners, LP; the term sheet relating to such financing attached hereto as Exhibit 5 (the “Seller Financing”).

(f) From and after the Effective Date (including, without limitation, following Closing), Seller shall (and shall cause its applicable Affiliates to) reasonably cooperate with Purchaser, at Purchaser’s sole cost and expense, to transition to Purchaser any and all information regarding Holdings 2016, Holdings 2017, Holdings 2016 Trust, Holdings 2017 Trust, FL5, FL6, RAIT 2015-FL5, LLC (the “FL5 Issuer”) and RAIT 2016-FL6, LLC (the “FL6 Issuer”, and collectively, the foregoing being the “Companies”), including, without limitation, (i) to the extent not previously delivered to Purchaser, transitioning to Purchaser the commercial mortgage loan agreements and files for the mortgage loans securing the obligations of the FL5 Issuer and the FL6 Issuer to investors (which may be by electronic means as described in clause (ii) below), (ii) delivering to Purchaser all accounting and tax books and records and loan tape data in an agreed upon format (e.g., in Excel download), and (iii) taking such other actions as may be reasonably requested by Purchaser to assist with the transition of the administration of the Companies. In connection with the obligations of Seller to assist in a transition as described in the immediately preceding sentence, Seller shall use commercially reasonable efforts to provide Purchaser and its affiliates with access to all books and records of the Companies to the extent that such access may reasonably be required by Purchaser in connection with the preparation of tax returns or financial statements. The provisions of this Section 5(f) shall survive Closing.

6. CONDITIONS PRECEDENT TO CLOSING.

(a) Purchaser’s obligation to close the transactions hereunder shall be subject to the satisfaction of the following conditions precedent, provided that Purchaser, at its election, upon written notice delivered to Seller at or prior to the Closing, may waive all or any of such conditions:

(i) If Purchaser elects to receive Seller Financing, Seller shall have executed and delivered, or shall cause its affiliates to execute and deliver, to Purchaser all of the documents required to effectuate the Seller Financing (the “Seller Financing Documents”).

(ii) Seller shall have executed and delivered, or shall have caused its affiliates to execute and deliver, to Purchaser all of the other documents required of Seller under this Agreement.

(iii) All of Seller’s representations and warranties set forth in Sections 7, 8(a) and 9(b) of this Agreement shall be true and correct in all material respects on the Closing Date.

(iv) Seller’s counsel shall have delivered the legal opinions required under the documentation for FL5 and FL6.

(b) If any condition set forth in Section 6(a) is not satisfied as of the Closing Date, Purchaser may, in its sole discretion, either (i) waive such condition(s) or (ii) terminate this Agreement and receive a refund of the Deposit. Notwithstanding the foregoing, the provisions of this Section 6(b) shall not limit Purchaser’s rights or remedies under Section 13.

(c) Seller’s obligation to close the transactions hereunder shall be subject to the satisfaction of the following conditions precedent, provided that Seller, at its election, upon written notice delivered to Purchaser at or prior to the Closing, may waive all or any of such conditions:

(i) If Purchaser elects to receive Seller Financing, Purchaser shall have executed and delivered, or shall cause its affiliates to execute and deliver, to Seller all of the Seller Financing Documents.

(ii) Purchaser shall have executed and delivered, or shall have caused its affiliates to execute and deliver, to Seller all of the other documents required of Purchaser under this Agreement.

(iii) All of Purchaser’s representations and warranties set forth in Sections 8(b) and 9(a) of this Agreement shall be true and correct in all material respects on the Closing Date.

(iv) Purchaser shall have delivered to Seller the balance of the Purchase Price and the Escrow Agent shall have delivered the Deposit to Seller.

(d) If any condition set forth in Section 6(c) is not satisfied as of the Closing Date, Seller may, in its sole discretion, either (i) waive such condition(s) or (ii) terminate this Agreement (in which event the Deposit shall be refunded to Purchaser). Notwithstanding the foregoing, the provisions of this Section 6(d) shall not limit Seller’s rights or remedies under Section 13.

7. FIRPTA COMPLIANCE.

Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Internal Revenue Code of 1986 (as amended), as the same may be amended from time to time, or any successor or similar law. Seller acknowledges that Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a United States real property interest by Seller, Seller hereby represents and warrants that Seller is not a foreign person as that term is defined in the Internal Revenue Code and Income Tax Regulations. On the Closing Date, Seller shall deliver to Purchaser a certification as to Seller’s non-foreign status in the form attached hereto as Exhibit 1.

8. REPRESENTATIONS AND WARRANTIES.

(a) Seller hereby represents and warrants to Purchaser as follows as of the date hereof:

(i) Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation, and has or will have at Closing, all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

(ii) The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Seller, including, without limitation, the United States of America, the state of Delaware, or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Seller is a party, or by which Seller is bound or affected, which would prevent Seller from performing its obligations pursuant to this Agreement.

(iii) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(iv) Seller is the owner of record and beneficially of the Interests.

(v) Subject to the accuracy of Purchaser’s representations and warranties contained herein, and subject to Purchaser’s performance of its obligations contained herein, the consummation of the sale of all of the Interests will convey to Purchaser title to all of Seller’s right, title and interest in and to the Interests free and clear of all liens, pledges, mortgages, encumbrances or security interests of any kind.

(vi) Except for this Agreement and the JV Agreements, there are no agreements or arrangements to which the Seller is a party (other than the Extension Agreement dated as of March 12, 2018 by and among ARS VI Investor I, LP, a limited partnership formed and existing under the laws of the State of Delaware formerly known as ARS VI Investor I, LLC, RAIT Financial Trust, a real estate investment trust formed and existing under the laws of the State of Maryland, Seller, Taberna Realty Finance Trust, a real estate investment trust formed and existing under the laws of the State of Maryland, and RAIT Partnership, as modified by the Consent and Acknowledgement Agreement dated as of June 12, 2018 Re Extension Agreement dated as of March 12, 2018 by and among the same parties (as amended from time to time, the “Extension Agreement”)), or by which the Seller is bound, relating to the issuance, acquisition or disposition of any interest in Holdings 2016 and Holdings 2017, and there are no agreements or arrangements to which the Seller is a party or by which Seller is bound relating to the repurchase or redemption of any interest in Holdings 2016 and Holdings 2017. From and after Closing, the Extension Agreement will not be binding on Purchaser, Holdings 2016, Holdings 2017 or any subsidiary thereof.

(vii) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to Seller’s knowledge, threatened, at law or in equity, against Seller before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which would prevent Seller from performing its obligations pursuant to this Agreement, and there are no judgments, decrees or orders entered on a suit or proceeding against Seller, an adverse decision in which might, or which judgment, decree or order does, adversely affect Seller’s ability to perform its obligations pursuant to, or Purchaser’s rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

(viii) Neither Seller nor, to Seller’s knowledge, any person or entity owning a direct or indirect ownership interest in Seller, any of its or their affiliates, partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is an entity or person: (i) who is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) or with whom U.S. persons or entities are restricted from doing business under regulations of OFAC or related laws; (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; (iv) who is named on the consolidated list of asset freeze targets by the United Nations, the European Union and the United Kingdom (maintained by the Asset Freezing Unit of the United Kingdom Treasury: http://www.hm-treasury.gov.uk/financialsanctions); (v) who is named on the most current lists pertaining to EU-Regulations Nos. 2580/2001 and/or 881/2002; or (vi) who is otherwise affiliated with any entity or person listed above. Seller is currently in compliance with and will at all times during the term of this Agreement shall remain in compliance with the regulations of OFAC and with any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(ix) Seller is not insolvent, and the consummation of the transaction contemplated by this Agreement will not render Seller insolvent.

(x) To Seller’s knowledge, the information delivered by Seller to Purchaser in relation to the Interests, the JV FL5 Securities, the JV FL6 Securities and the commercial mortgage loans relating to the JV FL5 Securities and the JV FL6 Securities is true and correct in all material respects and does not omit to state a material fact necessary to make any such information not materially misleading.

(xi) All of the Future Funding Obligations (as defined in the Future Funding Agreements (as defined in each of the JV Agreements)) have been fully advanced and satisfied in full.

References in this Section 8(a) to the “knowledge” of Seller or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Jamie Reyle, Alfred Dilmore, Michael Beatty, Greg Peluso and Cari Bryce (each, a “Seller Representative”) and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other director, partner, member, broker, officer, agent, manager, representative or employee of Seller or to impose upon any Seller Representative any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, no Seller Representative shall have any personal liability hereunder.

(b) Purchaser hereby represents and warrants to Seller as follows as of the date hereof:

(i) Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation, and has the requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

(ii) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Purchaser has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(iii) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of Purchaser’s knowledge, threatened, at law or in equity, against Purchaser before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent Purchaser from performing its obligations pursuant to this Agreement, and there are no judgments, decrees or orders entered on a suit or proceeding against Purchaser, an adverse decision in which might, or which judgment, decree or order does, adversely affect Purchaser’s ability to perform its obligations pursuant to, or Seller’s rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

(iv) The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Purchaser, including, without limitation, the United States of America, the State of New York, or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Purchaser is a party or by which Purchaser is bound or affected, which would prevent Purchaser from performing its obligations pursuant to this Agreement.

(v) Neither Purchaser, nor any person controlling or controlled by Purchaser, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)). For purposes of this paragraph “Government List” means any of (a) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (b) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (c) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties). Purchaser is not a person or an entity described by Section 1 of the Executive Order (No. 13,224) Blocking Premises and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001).

(vi) Neither Purchaser nor, to Purchaser’s knowledge, any person or entity owning a direct or indirect ownership interest in Purchaser, any of its or their affiliates, partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is an entity or person: (i) who is listed in the Annex to, or is otherwise subject to the provisions of EO13224; (ii) whose name appears on the OFAC most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) or with whom U.S. persons or entities are restricted from doing business under regulations of OFAC or related laws; (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; (iv) who is named on the consolidated list of asset freeze targets by the United Nations, the European Union and the United Kingdom (maintained by the Asset Freezing Unit of the United Kingdom Treasury: http://www.hm-treasury.gov.uk/financialsanctions); (v) who is named on the most current lists pertaining to EU-Regulations Nos. 2580/2001 and/or 881/2002; or (vi) who is otherwise affiliated with any entity or person listed above. Purchaser is currently in compliance with and will at all times during the term of this Agreement shall remain in compliance with the regulations of OFAC and with any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(c) All of the representations and warranties of Seller set forth in Sections 8(a)(i), 8(a)(ii), 8(a)(iii) and 8(a)(iv) shall survive the Closing indefinitely, all of the representations and warranties of Seller set forth in Section 8(a)(ix) shall survive until the expiration of the applicable statute of limitations, and all of the other representations and warranties of Seller and Purchaser herein shall survive the Closing for two hundred and seventy (270) days following the Closing Date (the “Survival Period”). Each such representation and/or warranty shall automatically be null and void and of no further force and effect after the expiration of the Survival Period. Purchaser further acknowledges and agrees that Purchaser shall not be entitled to bring any action on or after the Closing Date based on any representation or warranty made by Seller in this Agreement to the extent that prior to the Closing a Purchaser Representative had actual (as opposed to implied or constructive) knowledge that such representation or warranty was untrue. For purposes hereof, the term “Purchaser Representative” shall mean Eric Tangeloff and Max Islinger. Notwithstanding anything to the contrary contained in this Agreement, no Purchaser Representative shall have any personal liability hereunder.

9. BROKERS AND ADVISORS.

(a) Purchaser represents and warrants to Seller that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each an “Advisor”) in connection with this Agreement or the transactions contemplated hereby. Purchaser hereby agrees to indemnify, defend and hold Seller and the other Seller Related Parties harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Advisor engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby.

(b) Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Advisor in connection with this Agreement or the transactions contemplated hereby. Seller hereby agrees to indemnify, defend and hold Purchaser and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing, harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court/arbitration costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Advisor engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby.

(c) The provisions of this Section 9 shall survive the termination of this Agreement or the Closing.

10. DELIVERIES TO BE MADE ON THE CLOSING DATE.

(a) Seller’s Documents and Deliveries: On the Closing Date, if not previously delivered to, or not in the possession or control of Purchaser, Seller shall deliver or cause to be delivered to Purchaser the following:

(i) A duly executed certification as to Seller’s non-foreign status, if appropriate, in the form attached hereto as Exhibit 1;

(ii) A duly executed instrument effectuating the resignation, as of the Closing Date, of all RAIT Fund Managers (as defined in each JV Agreement) and all RF Series Trustees (as defined in the bylaws of Holdings 2016 Trust and in the bylaws of Holdings 2017 Trust), in the form attached hereto as Exhibits 6 and 7, respectively; and

(iii) Any other documents required in connection with the transactions contemplated by this Agreement.

(b) Purchaser’s Documents and Deliveries: On the Closing Date, Purchaser, shall deliver or cause to be delivered to Seller the following:

(i) The balance of the Purchase Price payable at the Closing, in the manner required under this Agreement;

(ii) Letter of Direction (or other applicable communication) from Purchaser directing Escrow Agent to pay the Purchase Price and all other amounts due at Closing, or thereafter in accordance with the provisions of this Agreement, to Seller or any other person as Seller shall designate;

(iii) Any other documents required in connection with the transactions contemplated by this Agreement.

(c) Jointly Executed Documents: Seller and Purchaser shall, on the Closing Date, each execute, acknowledge (as appropriate) and exchange the following documents:

(i) Any transfer tax returns required under any tax laws applicable to the transactions contemplated herein (if any); and

(ii) A duly executed Agreement of Assignment, Withdrawal and Amendment substantially in the form attached hereto as Exhibit 2.

(iii) If Purchaser obtains Seller Financing, the Seller Financing Documents.

(iv) The Servicing Agreement.

(v) The Professional Services Agreement.

11. CLOSING DATE.

(a) The closing of the transactions contemplated hereunder (the “Closing”) shall occur on or before June 27, 2018 (TIME BEING OF THE ESSENCE as to Purchaser’s and Seller’s respective obligations to close on such date, such date being the “Closing Date”).

(b) Any wire transfers of the Purchase Price, pursuant to Section 2(a), must be received by 5:00 p.m. (Eastern time) on the Closing Date. TIME IS OF THE ESSENCE as to Purchaser’s obligation to wire the funds to Seller (or, if applicable, to Seller’s designated parties), and to close the transactions contemplated hereunder on or before 5:00 p.m. (Eastern time) on the Closing Date. The Closing shall occur through an escrow with the Escrow Agent on terms acceptable to the parties; it being understood that neither Purchaser nor Seller nor their respective counsel need be physically present at the Closing so long as (i) all documents described in Section 10 or elsewhere herein that are required to be delivered at Closing are fully executed, delivered in escrow and available on the date of Closing, and (ii) all necessary Closing funds have been wire transferred to the Escrow Agent on or prior to Closing.

12. NOTICES.

All notices, demands, requests or other communications (collectively, “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national overnight delivery service, (c) facsimile transmission (provided that a copy shall be delivered by the next Business Day, by a national overnight delivery service or personal delivery), (d) electronic mail, or (e) personal delivery, addressed as follows:

If to Seller:

c/o RAIT Financial Trust

Two Logan Square

100 N. 18th Street

23rd Floor

Philadelphia, PA 19103

Attention: John J. Reyle, Esq., Interim CEO, Interim President

                                  and General Counsel

E-Mail: jreyle@rait.com

Telephone: 215-207-2084

Facsimile: 215-391-4171

With a copy to:

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attention: M. David Galainena, Esq.

E-Mail: dgalaine@winston.com

Telephone: 312-558-7442

Facsimile No. 312-558-5700

If to Purchaser:

c/o Melody Capital Partners, LP

717 Fifth Avenue, 12th Floor

New York, NY 10022

Attn: Notices

Telephone: 212-583-8700

Facsimile: 212-583-8777

E-Mail: notices@melody.com

With a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: Andrew D. Small, Esq.

Telephone: 312-862-5489

Facsimile: 312-862-2200

E-Mail: andrew.small@kirkland.com

If to Escrow Agent:

Land Services USA, Inc.

1835 Market Street; Suite 420

Philadelphia, PA 19103

Attn: Michael G. Moyer, Esq.

Telephone: 215-255-8989

Facsimile: 215-568-8219

E-Mail: MMoyer@lsutitle.com

Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date when sent as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt (if followed by overnight delivery service as provided above). Any Notice transmitted by electronic mail shall be deemed given when sent (if followed by overnight delivery service or messenger as provided above). Seller or Purchaser may designate, by not less than five (5) Business Days’ notice given to the others in accordance with the terms of this Section 12, additional or substituted parties to whom Notices should be sent hereunder. All Notices delivered after 5:00 p.m. (Eastern) shall be deemed delivered on the next Business Day. The attorneys for the respective parties shall have the authority to deliver notices on behalf of their respective clients.

13. DEFAULT BY PURCHASER OR SELLER.

(a) Purchaser’s Default. IF (1) THE CLOSING DOES NOT OCCUR AS A RESULT OF PURCHASER’S FAILURE TO PAY THE PURCHASE PRICE AND DELIVER THE DOCUMENTS LISTED IN SECTION 10(b) AND SECTION 10(c) ON OR BEFORE THE CLOSING DATE, WITH ALL CONDITIONS TO PURCHASER’S OBLIGATION TO CLOSE HEREUNDER HAVING BEEN SATISFIED, OR (2) PURCHASER FAILS TO DELIVER THE DEPOSIT AS REQUIRED BY SECTION 2(a)(i) HEREOF, SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO (1) TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE THEREOF TO PURCHASER, WHEREUPON THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES, AND (2) WITHIN TEN (10) BUSINESS DAYS AFTER THE PURCHASER’S DEFAULT, AT SELLER’S OPTION, SELL THE INTERESTS TO ARS VI INVESTOR I, LP OR AN AFFILIATE THEREOF, FOR A PURCHASE PRICE AT LEAST EQUAL TO NINETY SEVEN PERCENT OF THE OFFER PRICE SPECIFIED IN THE OFFER NOTICE DATED MAY 4, 2018 DELIVERED TO PURCHASER PURSUANT TO SECTION 8.2 OF EACH OF THE JV AGREEMENTS WITHOUT COMPLYING WITH THE TERMS OF SECTION 8.3 OF EACH OF THE JV AGREEMENTS (THE “TAG ALONG PROVISIONS”), AND IN CONNECTION THEREWITH, WITHOUT ANY FURTHER ACTION OR OTHER NOTICE BEING REQUIRED TO BE PROVIDED TO PURCHASER, PURCHASER HEREBY AGREES THAT ANY AND ALL RIGHTS IT OR ITS AFFILIATES HAVE UNDER THE TAG ALONG PROVISIONS SHALL BE DEEMED TO HAVE BEEN IMMEDIATELY AND AUTOMATICALLY WAIVED WITH RESPECT TO SUCH SALE TO ARS VI INVESTOR I, LP OR AN AFFILIATE THEREOF WITHIN SUCH TEN (10)

BUSINESS DAY PERIOD, WITHOUT ANY ACTION ON ITS OR SUCH AFFILIATES’ PART WHATSOEVER; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT WAIVE OR AFFECT ANY PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY STATE THAT THEY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, AND NEITHER PARTY SHALL HAVE ANY FURTHER LIABILITY OR OBLIGATION TO THE OTHER HEREUNDER, EXCEPT FOR PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY STATE THAT THEY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF PURCHASER’S DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT, IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. THE PAYMENT OF THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES UNDER THE CIRCUMSTANCES PROVIDED FOR HEREIN IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE, THE REASONABLENESS OF THE AMOUNT OF LIQUIDATED DAMAGES AGREED UPON, AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS:	/S/ JR	/s/ TL
	Seller	Purchaser

[Remainder of this page intentionally left blank]

(b) If (x) Seller defaults in any of its material obligations to be performed on the Closing Date or (y) Seller defaults in the performance of any of its obligations to be performed prior to the Closing Date and, with respect to any default under this clause (y) only, such default caused (or, if Closing were to occur, would cause) actual material damages to Purchaser and continues for five (5) Business Days after written notice to Seller, Purchaser as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of counsel) shall have the right, subject to the other provisions of this Section 13(b), (i) to seek to obtain specific performance of Seller’s obligations hereunder (it being expressly acknowledged by Purchaser that the remedy of specific performance is an appropriate remedy in the event of a default by Seller under this Agreement), provided that any action for specific performance shall be commenced within forty five (45) days after such default, and, if Purchaser fails to timely commence an action for specific performance, Purchaser’s sole remedy shall be pursuant to the clause (ii) hereof, or (ii) to terminate this Agreement and receive (x) a return of the Deposit, plus (y) reimbursement of Purchaser’s reasonable and documented costs and expenses incurred in connection with the transaction contemplated by this Agreement, including, without limitation, (A) reasonable and documented attorneys’ fees and expenses, (B) reasonable and documented fees, deposits and other amounts incurred in connection with any financing or potential financing, and (C) reasonable and documented fees and expenses of tax advisors. Upon such termination, neither party hereto shall have any further obligations hereunder except for those which are expressly provided for in this Agreement to survive the termination hereof. Purchaser shall have no right to seek specific performance if Seller shall be prohibited from performing its obligations hereunder by reason of any law, regulation or other legal requirement applicable to Seller.

(c) In the event either party hereto is required to employ an attorney because any litigation arises out of this Agreement between the parties hereto (whether pre-Closing or post-Closing or during the term of this Agreement or after a termination hereof), the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees and expenses, incurred in connection with such litigation.

(d) The provisions of this Section 13 shall survive the termination hereof.

14. ADDITIONAL TERMS.

(a) Definitions. Capitalized terms that are used and not defined herein shall have the meaning set forth in the Limited Liability Company Agreement dated as of January 6, 2017 relating to Holdings 2017.

(b) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

(c) Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

(d) No Personal Liability. In no event shall any officer, director, limited partner, member, shareholder, agent or employee of any party hereto or any affiliate thereof be personally liable for any of the obligations of any other party hereto under this Agreement or otherwise.

(e) Entire Agreement. This Agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into this Agreement.

(f) Modifications. This Agreement may not be changed, modified or terminated, except by an instrument executed by Seller, Purchaser and Escrow Agent.

(g) No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

(h) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

(i) Headings. The headings of the various sections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

(j) Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal federal holiday, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first Business Day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a “day” or “days” shall refer to calendar days and not Business Days. A “Business Day” shall mean any day other than a Saturday, Sunday or legal federal holiday.

(k) GOVERNING LAW; VENUE. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS (INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE), THIS AGREEMENT AND THE OBLIGATIONS OF THE PARTIES ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW)) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

(l) Successors and Assigns; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller, Purchaser and Escrow Agent and their respective successors and permitted assigns, provided, however, that none of the representations or warranties made by Seller hereunder shall inure to the benefit of any person or entity that may succeed to Purchaser’s interest in the Interests or this Agreement after the Closing Date. No assignment by Purchaser of this Agreement and its rights, duties and/or obligations hereunder shall be permitted without the written consent of Seller in its sole discretion, and no such assignment shall release Purchaser from any liability hereunder. All rights and obligations of Seller and Purchaser under this Agreement shall inure to and be binding on their respective successors and assigns. No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein.

(m) Jurisdiction and Consent to Service. The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in the State of New York.

(n) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

(o) Further Assurances. Seller and Purchaser each agree to take such further steps, and deliver such further documents, as are reasonably necessary in order to implement the transactions contemplated hereby, including the execution and delivery of supplemental escrow instructions to the extent reasonably requested by the Escrow Agent. Notwithstanding the foregoing, neither party shall have any obligations to take any such steps or execute or deliver any such further documents if the same would be inconsistent in any material respect with the rights and obligations of the parties contemplated by this Agreement.

(p) No Presumption. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

(q) Expenses. Each party shall bear its own expenses incurred in connection with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it under this Agreement.

(r) Limitation of Liability. Notwithstanding any provision of this Agreement or any document delivered pursuant to this Agreement to the contrary, Seller and Purchaser shall not be liable under this Agreement or any other document delivered pursuant to this Agreement under any circumstances for punitive, exemplary, or special damages, or consequential damages measured by alleged “lost profits” or “lost opportunities”.

(s) Time is of the Essence. Time is of the essence with respect to every provision of this Agreement.

(t) Effectiveness of this Agreement. This Agreement shall not be deemed a contract binding upon Seller unless and until Seller and Purchaser shall have both executed this Agreement and Purchaser shall have timely delivered the Deposit to Seller.

(u) Publicity. Purchaser shall not issue any press release, publicity statement or other public notice relating to this transaction, the identity of Seller or the Purchase Price (or any component thereof) hereunder, without providing a copy of such press release, publicity statement or other public notice to Seller for its review at least five (5) Business Days prior to release and, if such press release, publicity statement or other public notice includes the identity of Seller (or its affiliates), obtaining the prior written approval of Seller. Seller shall not issue any press release, publicity statement or other public notice relating to this transaction which contains the identity of Purchaser hereunder, without providing a copy of such press release, publicity statement or other public notice to Purchaser for its review at least five (5) Business Days prior to release and, if such press release, publicity statement or other public notice includes the identity of Purchaser (or its affiliates), obtaining the prior written approval of Purchaser. Notwithstanding anything herein to the contrary, neither party shall be precluded from making such filings or giving such notices as may be required by law or the rules of any applicable stock exchange (with advance copy and a reasonable opportunity to comment on and approve any such disclosure so long as the disclosing party’s legal disclosure obligations are accommodated) or other applicable governmental or regulatory authority. This Agreement shall not, and no memorandum or other document relating to this Agreement shall, be recorded in a public record without the prior written consent of Seller and Purchaser.

(v) Survival. The provisions of this Section 14 shall survive the Closing or the termination hereof.

15. CONFIDENTIALITY.

Each of Seller and Purchaser recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of Holdings 2016, Holdings 2017, the RAIT Fund Parties, the Melody Fund Parties and their respective Subsidiaries , including without limitation information with respect to the underlying obligors of Mortgage Loans and confidential information of Holdings 2016, Holdings 2017, the RAIT Fund Parties, the Melody Fund Parties and their respective Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by Holdings 2016, Holdings 2017, the RAIT Fund Parties, the Melody Fund Parties or their respective Subsidiaries (the “Confidential Information”). Each of Seller and Purchaser agrees that it will not, and shall cause each of its directors, officers, managers, partners, employees, agents and members not to, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized directors, officers, managers, representatives, agents and employees of Holdings 2016, Holdings 2017, the RAIT Fund Parties, the Melody Fund Parties or their respective Subsidiaries and as otherwise may be proper in the course of performing such Seller’s or Purchaser’s obligations, or enforcing Seller’s or Purchaser’s rights, under this Agreement and the agreements expressly contemplated hereby; (ii) to the extent reasonably necessary, and subject to confidentiality arrangements with the recipients thereof reasonably implemented to achieve the objectives of this Section 15, (A) as part of such Seller’s or Purchaser’s normal reporting, rating or review procedures (including normal credit rating or pricing processes) or (B) to Seller’s or Purchaser’s (or any of its Affiliates’) Affiliates, authorized directors, officers, managers, representatives, employees, auditors, attorneys or other agents as reasonably necessary in connection with the conduct of such Seller’s or Purchaser’s business; (iii) to any bona fide prospective purchaser of the equity or assets of Seller or Purchaser, as applicable, or its Affiliates, or prospective merger partner of Seller or Purchaser, as applicable, or its Affiliates, provided that such prospective purchaser or merger partner agrees to be bound by the provisions of this Section 15; or (iv) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or other Governmental Entity, or by subpoena, summons or legal process, or by law, rule or regulation, provided that, to the extent permitted by law, the Unitholder required to make such disclosure shall provide to the other Unitholders prompt notice of such disclosure. For purposes of this Section 15, “Confidential Information” shall not include any information of which (x) such Person learns from a source other than Holdings 2016, Holdings 2017, the RAIT Fund Parties, the Melody Fund Parties or their respective Subsidiaries, as applicable, who is not known by such Person to be bound by a confidentiality obligation, or (y) is disclosed in a prospectus or other documents for dissemination to the public. Nothing in this Section 15 shall in any way limit any confidentiality, non-competition or non-solicitation obligations of Seller or Purchaser, as applicable, pursuant to any other agreement with Holdings 2016 or Holdings 2017 or any of their respective Subsidiaries. The provisions of this Section 15 shall survive the Closing or the termination hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

SELLER: RAIT ASSET HOLDINGS IV, LLC, a Delaware limited liability company

By:	RAIT Partnership, L.P., a Delaware limited partnership,
its sole member

	By:	RAIT General, Inc., a Maryland corporation, its General Partner

		By:	/s/ John J. Reyle
Name: John J. Reyle
Title: Interim CEO, Interim President & General Counsel

PURCHASER:

MELODY RE II, LLC

By:	/s/ Terri LeCamp
Name: Terri LeCamp
Title: Authorized Signatory

AGREED TO SOLELY WITH RESPECT
TO THE ESCROW PROVISIONS IN
SECTION 4 AND THE REAL ESTATE
REPORTING PERSON PROVISIONS OF
SECTION 14(c) HEREOF:

LAND SERVICES USA, INC.

By:	/s/ Alison Zugschwert
Name: Alison Zugschwert
Title: Title Officer

AGREED TO SOLELY WITH RESPECT
TO THE PROVISIONS OF SECTION 13(a) HEREOF:

With respect to the FL5 Interests and the FL6 Interests:

MELODY CAPITAL PARTNERS ONSHORE CREDIT FUND L.P.

By:	Melody Capital Partners GP, LLC, its general partner

By:	/s/ Terri LeCamp
Name: Terri LeCamp
Title: Authorized Signatory

MELODY CAPITAL PARTNERS FDB CREDIT FUND LLC

By:	Melody Capital Partners GP, LLC, its managing member

By:	/s/ Terri LeCamp
Name: Terri LeCamp
Title: Authorized Signatory

With respect to the FL6 Interests:

MELODY SPECIAL SITUATIONS OFFSHORE CREDIT MINI-MASTER FUND, L.P.

By:	Melody Special Situations GP, LLC, its general partner

By:	/s/ Terri LeCamp
Name: Terri LeCamp
Title: Authorized Signatory

MELODY CAPITAL PARTNERS OFFSHORE CREDIT MINI-MASTER FUND, L.P.

By:	Melody Capital Partners GP, LLC, its managing member

By:	/s/ Terri LeCamp
Name: Terri LeCamp
Title: Authorized Signatory

EXHIBIT 5

Seller Financing Term Sheet

PROMISSORY NOTE TERM SHEET

FOR A TERM LOAN TO MELODY CAPITAL MANAGEMENT

This Promissory Note Term Sheet (“Term Sheet”) is a summary of certain of the terms and conditions of the promissory note (the “Note”) that a wholly-owned subsidiary of Melody Capital Partners, LP or an affiliate thereof (“Melody”) will issue to RAIT Asset Holdings IV, LLC (“NewSub”, and including its successors and transferees, “Noteholder”) in exchange for the remaining 60% equity interest not already owned by Melody (the “JV Interest”) in RAIT – Melody 2016 Holdings, LLC (the “Joint Venture”), which indirectly holds the junior notes and equity of RAIT FL5 (“FL5 Assets”), from NewSub. This Term Sheet is for discussion purposes only and is not intended to be an offer, commitment or agreement of any kind on the part of Noteholder. The terms and conditions below are preliminary only and do not contain all of the loan terms that will ultimately be documented in the loan documents.

ISSUANCE TERMS

Borrower:	The Melody affiliate that is the purchaser of the JV Interest.

Guarantor:	The Joint Venture, which indirectly owns all of the FL5 Assets.

Transaction:	Borrower will purchase the JV Interest in the FL5 Assetholder for an aggregate purchase price of $32,469,036, consisting of $12,469,036 in cash and the Note (the “Transaction”).

Type of Financing:	Secured senior term note

Principal Amount:	$20,000,000

Maturity Date:	60 days from issuance

Repayment:	Bullet repayment of principal and accrued interest on the Maturity Date

Interest Rate:	Interest will begin to accrue on the outstanding principal amount 30 days after issuance at a rate of 15% per annum based on a 365-day year and will continue to accrue until paid.

Late Fee:	If Borrower does not pay the entire amount of principal and accrued interest on or before the Maturity Date, a late fee on any unpaid amounts will become immediately due and payable in an amount equal to 30 days’ accrued interest at a rate of 15% per annum based on a 365-day year, which amount represents interest that would have accrued during the first 30 days following issuance of the Note.

Default Interest:	Overdue principal, interest, fees and other amounts will bear interest at an additional 5% per annum and will be payable on demand.

Voluntary Prepayment:	The principal and accrued interest may be prepaid at any time and from time to time by Borrower, at its election, without penalty or premium. For the avoidance of doubt, no interest will be due or payable by Borrower if the loan is repaid in full on or prior to the 30th day after the closing of the Transaction.

Collateral:	First perfected security interest in 100% of the equity interests in the trust that directly owns all of the FL5 Assets (the “FL5 Assetholder”), which is wholly owned by the Joint Venture, and all proceeds and products of the foregoing, including, without limitation, the Escrow Fund.

Closing Conditions:	The issuance of the Note will occur upon consummation of the Transaction. Both the Transaction and Melody’s purchase of the 60% equity interest not already owned by Melody in the joint venture that holds the junior notes and equity of RAIT FL6 from NewSub will be subject to customary closing conditions and documentation reasonably acceptable by Almanac.

Representations and Warranties:	The Note will contain representations and warranties of Melody, Borrower and Guarantor customary and usual for notes of this type.

Covenants:

The Note will contain covenants applicable to Melody, Borrower and Guarantor customary and usual for transactions of this type, including, without limitation, customary special purpose entity covenants, additional collateral and limitations on any pledge, sale or encumbrance of FL5 Assets, amendment of the documentation governing the FL5 Assets and taking certain other actions with respect to the FL5 note holders, servicers or holders of FL5 retained equity.

All interest, income, distributions or other proceeds generated by or otherwise relating to the FL5 Assets payable to Melody or any affiliate of Melody (including, without limitation, the Joint Venture or the FL5 Assetholder) will be held in escrow by the applicable entity for the benefit of Noteholder (the “Escrow Fund”) and will not be distributed or otherwise transferred to Melody, any affiliate of Melody (except that the FL5 Assetholder will be entitled to make distributions to the Joint Venture solely to maintain the REIT status of the FL5 Assetholder, and any such distributions shall be held by the Joint Venture and form a part of the Escrow Fund) or any other person until such time as the obligations under the Note are satisfied in full.

Events of Default:	The Note will contain events of default applicable to Melody and Borrower customary and usual for financings of this type, including, without limitation, failure to pay principal and interest when due or other breach of the Note or related documentation, assignments for the benefit of creditors, voluntary or involuntary bankruptcy and appointment of receiver or liquidator.

Assignment:	Noteholder will immediately upon the closing of the Transaction assign and transfer the Note to ARS VI Investor I, LP (“ARS VI”) or any affiliate of ARS VI designated by ARS VI without consent or notice to the Borrower, and the Note shall expressly permit such assignment. Other than any transfer or assignment of the Note to any affiliate of ARS VI, any further assignment or transfer of the Note shall be subject to the prior written consent of the Borrower, which consent right shall apply for so long as the Borrower is not in default of its obligations under the Note or related documentation.

Fees, Costs and Expenses:	Borrower will be responsible for the reasonable legal fees and expenses of ARS VI and its affiliates in connection with the Note to be capped at a maximum of $75,000.

Timing:	The Transaction will be consummated by no later than June 27, 2018.

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Governing Law:	The Note will be governed by the laws of New York.

Jurisdiction; Jury Trial; Miscellaneous:	Exclusive jurisdiction of the courts of New York; waiver of jury trial; waiver of setoff and counterclaim; express acknowledgment that none of Borrower, Melody or the Guarantors shall assert as a defense to payment any breach of the sale documentation by NewSub or its affiliates; customary indemnities.

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